     FOUNDATION HEALTH CORPORATION
     PROFIT SHARING AND 401(K) PLAN

     Financial Statements for the Years Ended December 31, 1997 and 1996 and Independent Auditors' Report

                            FOUNDATION HEALTH CORPORATION
                            PROFIT SHARING AND 401(K) PLAN

                                  TABLE OF CONTENTS

                                                                           PAGE
Independent Auditors' Report                                                 1

Financial Statements as of December 31, 1997 and
   1996 and for The Years Then Ended:

   Statements of Net Assets Available for Plan Benefits                      2

   Statements of Changes in Net Assets Available for Plan Benefits           3

   Notes to Financial Statements                                          4-10

Supplemental Schedules as of December 31, 1997 and for The Year Then Ended:

   Item 27a - Schedule of Assets Held for Investment Purposes               12

   Item 27d - Schedule of Reportable Transactions                           13



                             INDEPENDENT AUDITORS' REPORT


To the Trustee and Participants
of the Foundation Health Corporation
Profit Sharing and 401(k) Plan

We have audited the accompanying statements of net assets available for plan benefits of the Foundation Health Corporation Profit Sharing and 401(k) Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the foregoing Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.





Sacramento, California
June 24, 1998

                            FOUNDATION HEALTH CORPORATION
                            PROFIT SHARING AND 401(K) PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                           DECEMBER 31
                                                   ---------------------------
ASSETS:                                              1997             1996
                                                     ----             ----

Investments, at fair value:
  Interest bearing cash                           $ 5,419,425      $ 4,280,799
  Common stock:
    Foundation Health Systems, Inc.                 6,074,873        6,817,455
    Other                                          40,144,385       26,537,897
  United States government securities               7,344,788        5,460,191
  Corporate bonds                                     267,201          845,924
  Mutual funds                                     27,572,314       24,406,389
  Loans to participants                             3,563,138        2,872,606
                                                  -----------      -----------

    Total investments                              90,386,124       71,221,261
                                                  -----------      -----------


Contributions receivable:
  Employer                                            191,482          164,230
  Employee                                            506,616          494,877
                                                  -----------      -----------
                                                      698,098          659,107
                                                  -----------      -----------

    Total assets                                   91,084,222       71,880,368
                                                  -----------      -----------

LIABILITIES:

Forfeitures payable                                   565,464          451,421
                                                  -----------      -----------
    Total liabilities                                 565,464          451,421
                                                  -----------      -----------

Net assets available for plan benefits            $90,518,758      $71,428,947
                                                  -----------      -----------
                                                  -----------      -----------



See accompanying notes to financial statements.

                            FOUNDATION HEALTH CORPORATION
                            PROFIT SHARING AND 401(K) PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                           DECEMBER 31
                                                   ---------------------------
ASSETS:                                              1997             1996
                                                     ----             ----

Additions:
  Contributions:
    Employee                                      $14,937,822      $16,419,726
    Employer                                        4,673,384        4,277,660
  Investment income                                 4,270,470        2,702,323
  Net appreciation  in fair value of investments    5,738,995        1,763,716
                                                  -----------      -----------
                                                   29,620,671       25,163,425

Deductions:
  Benefits paid to participants                    11,112,552        8,141,962
                                                  -----------      -----------

Net increase in plan assets                        18,508,119       17,021,463

Net assets available for plan benefits:
  Beginning of year                                71,428,947       51,770,922
  Transfer of assets from other plans                 581,692        2,636,562
                                                  -----------      -----------

  End of year                                     $90,518,758      $71,428,947
                                                  -----------      -----------
                                                  -----------      -----------


See accompanying notes to financial statements.

                            FOUNDATION HEALTH CORPORATION
                            PROFIT SHARING AND 401(K) PLAN

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF PLAN

The Foundation Health Corporation Profit Sharing and 401(k) Plan (the "Plan") enables participants to save for retirement through voluntary contributions and allows the participant to invest in a broad base of funds. Included in these investment options is the opportunity for employees to acquire a proprietary interest in the growth of Foundation Health Systems, Inc. (the "Company" or "FHS") through stock ownership.

On April 1, 1997, FHC merged with Health Systems International, Inc. ("HSI"). FHC merged into and became a wholly-owned subsidiary of HSI. HSI changed its name to Foundation Health Systems, Inc. The Plan Administrator anticipates the Plan will merge into a FHS Plan in 1998.

The Compensation and Organizational Committee of the Company's Board of Directors is the Administrator of the Plan. The Company believes that the Plan will continue without interruption but reserves the right to terminate the Plan at any time. In the event of termination of the Plan, all participants will become fully vested.

The following description of the Plan provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

CONTRIBUTIONS TO THE PLAN

Each eligible participant may elect a pre-tax contribution rate from 2% to 10% (or from 2% to 6% for highly compensated employees as defined by the Internal Revenue Service ("IRS")) of his or her compensation subject to the annual cap on elective deferrals set by the Internal Revenue Code ("IRC"). From January 1, 1996 through March 31, 1997, the participant was also able to make contributions from 2% to 10% (or from 2% to 6% for highly compensated employees as defined by the IRS) of his or her compensation on an after-tax basis. Effective April 1, 1997, after-tax contributions are not permitted. The Company makes discretionary matching contributions equal to 0% to 100% of up to the first 6% of each participant's base compensation. The Company also may make discretionary nonmatching contributions.

ELIGIBILITY AND VESTING

All employees of the Company and certain subsidiaries who are not covered by a collective bargaining agreement and have met specified service requirements are eligible to participate in the Plan. All participants are immediately 100% vested in their contributions plus any investment earnings thereon. Participants employed by the Company prior to January 1, 1995 vest in employer contributions 33 1/3% per year commencing on the first anniversary of the participant's date of hire. Through August 31, 1997, participants employed by the Company on or after January 1, 1995 vested in employer contributions 20% per year commencing on the first anniversary of the participant's date of hire. Effective September 1, 1997, participants employed by the company on or after January 1, 1995 vest in employer contributions 25% per year commencing on the first anniversary of the participant's date of hire.

In addition, all participants who have attained the age of 65, who terminate employment and have attained the age of 55, or who are terminated from employment by reason of death or disability become 100% vested in employer contributions and investment earnings thereon. Employer contributions and earnings thereon made prior to April 1, 1989 also are 100% vested.

BENEFITS

Benefits are distributable from Plan assets upon retirement, death, disability, termination of employment, termination of the Plan, or in certain cases of hardship. Benefits are based upon the participant's vested share of Plan assets. Upon termination of employment, other than as described under "Eligibility and vesting" above, the unvested portion of employer contributions and investment earnings thereon is forfeited by the participant and can be used to reduce future employer contributions.

PARTICIPANT LOANS

A participant may borrow up to half of the value of the vested portion of his or her account in the form of a loan with a minimum principal of $1,000 and subject to a maximum of $50,000. Loans bear interest at prime plus 1% and generally must be repaid within five years.

ALLOCATION OF EARNINGS

Earnings of each investment fund are allocated on a monthly basis to that fund's participants in proportion to each participant's share of fund assets at the beginning of the month.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of the Plan are prepared under the accrual method.

INVESTMENTS

Participants allocate their contributions in any combination among eight investment funds held by Merrill Lynch Trust Company ("Merrill Lynch" or "ML"). Investments are stated at their fair market value measured by quoted market prices. Gains or losses on the sale of investments are recorded on the trade date as the difference between proceeds received and current value at the beginning of the year or cost if acquired during the year determined by the specific identification method. Net appreciation or depreciation in the fair value of investments includes net unrealized market appreciation and depreciation of investments and net realized gains and losses on the sale of investments during the period. Investment income includes dividends and interest paid on the Plan's investments.

DISTRIBUTIONS OF BENEFITS TO PARTICIPANTS

Benefits are recorded when paid.

ADMINISTRATIVE EXPENSES

All administrative expenses are paid by the Plan. No indirect expenses are allocated to the Plan by the Company.

ACCOUNTING ESTIMATES

In preparing the financial statements of the Plan, estimates and assumptions are made which affect the reported amounts of net assets available for benefits at the date of the financial statements and the reported amounts of changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

NOTE 3 - INCOME TAXES

The Company has received a favorable determination letter dated December 18, 1997 from the Internal Revenue Service as to the qualified status of the Plan as amended and restated on April 3, 1997, conditioned upon the adoption of certain plan amendments which condition has been met by the adoption of certain technical changes to the Plan. The Company is of the opinion that the Plan continues to fulfill the requirements of the IRC and the Employee Retirement Income Security Act of 1974, and that the trust, which forms a part of the Plan, is exempt from income tax. Accordingly, no provision has been made for federal or state income taxes.

NOTE 4 - PLAN MERGERS

The net assets of the Health Maintenance Center 401(k) retirement account were transferred into the Plan in March 1997. The net assets of the Managed Health Network 401(k) Plan, the Associated Claims Management 401(k) Plan, and the Intergroup of Utah 401(k) Plan were transferred into the Plan in December 1996, November 1996, and July 1996, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

Certain Plan investments are in shares of Merrill Lynch mutual funds. Merrill Lynch is the trustee as defined by the Plan, and therefore, these transactions qualify as party-in-interest transactions. In addition, transactions with the Company's common stock qualify as party-in-interest transactions. However, exemptions from the prohibited transaction rules permit these transactions.

From January 1, 1996 to June 30, 1996, prior to the Intergroup of Utah 401(k) Plan's merger into the Plan, Plan investments were held and managed by Merrill Lynch in commingled funds with the assets and investments of the Intergroup of Utah 401(k) Plan, which is sponsored by an affiliate of FHS. These financial statements only represent the assets and activity related to the Plan.

NOTE 6 - NET ASSETS BY FUND AVAILABLE FOR PLAN BENEFITS AND CHANGES IN NET ASSETS BY FUND AVAILABLE FOR BENEFITS

                    NET ASSETS BY FUND AVAILABLE FOR PLAN BENEFITS
                                  DECEMBER 31, 1997



                                 FHS          GLOBAL         FIXED                       RETIREMENT
                                STOCK         GROWTH         INCOME        BALANCED     PRESERVATION
                                FUND           FUND           FUND           FUND           FUND
                             ----------     ----------     ----------     ----------     ----------
Investments, at fair value:
  Interest bearing cash        $468,591       $580,043       $375,622       $425,588       $199,746
  Common stock:
  Foundation Health
     Systems, Inc.            6,074,873
    Other                                                                 10,890,283
  United States government
    securities                                              4,895,523      2,449,265
  Corporate bonds                                             267,201
  Mutual funds               13,798,030      6,527,171      7,247,113     27,572,314
  Loans to participants
                             ----------     ----------     ----------     ----------     ----------
    Total investments         6,543,464     14,378,073      5,538,346     13,765,136      6,726,917
                             ----------     ----------     ----------     ----------     ----------

Contributions receivable:
  Employer                       17,212         30,501         11,446         28,212         20,842
  Employee                       45,539         80,700         30,282         74,642         55,142
                             ----------     ----------     ----------     ----------     ----------
                                 62,751        111,201         41,728        102,854         75,984
                             ----------     ----------     ----------     ----------     ----------

    Total assets              6,606,215     14,489,274      5,580,074     13,867,990      6,802,901
                             ----------     ----------     ----------     ----------     ----------

Forfeitures payable              42,617         93,642         36,070         89,650         43,811
                             ----------     ----------     ----------     ----------     ----------

    Total liabilities            42,617         93,642         36,070         89,650         43,811
                             ----------     ----------     ----------     ----------     ----------

Net assets available for
  plan benefits              $6,563,598    $14,395,632     $5,544,004    $13,778,340     $6,759,090
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------




                               EQUITY      INTERNATIONAL     EQUITY
                               GROWTH         EQUITY         GROWTH        LOANS TO
                                FUND           FUND         FUND - #2    PARTICIPANTS      TOTAL
                             ----------     ----------     ----------     ----------     ----------
Investments, at fair value:
  Interest bearing cash      $1,597,978       $775,513       $996,344                    $5,419,425
  Common stock:
  Foundation Health
     Systems, Inc.                                                                        6,074,873
    Other                    17,644,934                    11,609,168                    40,144,385
  United States government
    securities                                                                            7,344,788
  Corporate bonds                                                                           267,201
  Mutual funds
  Loans to participants                                                   $3,563,138      3,563,138
                             ----------     ----------     ----------     ----------     ----------

    Total investments        19,242,912      8,022,626     12,605,512      3,563,138     90,386,124
                             ----------     ----------     ----------     ----------     ----------

Contributions receivable:
  Employer                       40,427         17,008         25,834                       191,482
  Employee                      106,960         45,001         68,350                       506,616
                             ----------     ----------     ----------     ----------     ----------
                                147,387         62,009         94,184                       698,098
                             ----------     ----------     ----------     ----------     ----------

    Total assets             19,390,299      8,084,635     12,699,696      3,563,138     91,084,222
                             ----------     ----------     ----------     ----------     ----------

Forfeitures payable             125,326         52,250         82,098                       565,464
                             ----------     ----------     ----------     ----------     ----------

    Total liabilities           125,326         52,250         82,098                       565,464
                             ----------     ----------     ----------     ----------     ----------

Net assets available for
  plan benefits             $19,264,973     $8,032,385    $12,617,598     $3,563,138    $90,518,758
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------


          CHANGES IN NET ASSETS BY FUND AVAILABLE FOR PLAN BENEFITS
                           YEAR ENDED DECEMBER 31, 1997

                                 FHS          GLOBAL         FIXED                       RETIREMENT
                                STOCK         GROWTH         INCOME        BALANCED     PRESERVATION
                                FUND           FUND           FUND           FUND           FUND
                             ----------     ----------     ----------     ----------     ----------
Additions:
  Contributions:
    Employee                 $1,523,297     $2,016,290     $1,021,094     $2,002,295     $1,046,230
    Employer                    573,659        697,125        286,479        684,664         43,595
  Investment income              21,291      1,798,622        291,537        267,174        454,589
  Net appreciation
    (depreciation) in fair
    value of investments       (581,280)      (437,515)       120,665      2,702,349         (9,455)
                             ----------     ----------     ----------     ----------     ----------
                              1,536,967      4,074,522      1,719,775      5,656,482      1,534,959

Deductions:
  Benefits paid
    to participants          (1,201,249)    (1,865,451)      (714,533)    (1,435,782)    (1,244,796)

Interfund transfers            (996,664)       101,519       (329,786)       131,197     (2,591,597)
                             ----------     ----------     ----------     ----------     ----------

Net increase (decrease) in
  plan assets                  (660,946)     2,310,590        675,456      4,351,897     (2,301,434)

Net assets
 available for plan
  benefits:
  Beginning of year           7,224,544     12,085,042      4,868,548      9,426,443      8,478,832
  Transfer of assets                                                                        581,692
                             ----------     ----------     ----------     ----------     ----------

End of year                  $6,563,598    $14,395,632     $5,544,004    $13,778,340     $6,759,090
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------



                               EQUITY      INTERNATIONAL     EQUITY
                               GROWTH         EQUITY         GROWTH        LOANS TO
                                FUND           FUND         FUND - #2    PARTICIPANTS      TOTAL
                             ----------     ----------     ----------     ----------     ----------
Additions:
  Contributions:
    Employee                 $3,245,327     $1,554,554    $2,528,735i                   $14,937,822
    Employer                  1,062,756        532,991        792,115                     4,673,384
  Investment income             183,319        794,649        200,970       $258,319      4,270,470
  Net appreciation
    (depreciation) in fair
    value of investments      2,587,517       (456,098)     1,812,812                     5,738,995
                             ----------     ----------     ----------     ----------     ----------
                              7,078,919      2,426,096      5,334,632        258,319     29,620,671

Deductions:
  Benefits paid
    to participants          (1,904,435)    (1,148,345)    (1,266,941)      (331,020)   (11,112,552)

Interfund transfers           1,408,681        765,867        747,550        763,233
                             ----------     ----------     ----------     ----------     ----------

Net increase (decrease) in
  plan assets                 6,583,165      2,043,618      4,815,241        690,532     18,508,119

Net assets
 available for plan
  benefits:
  Beginning of year          12,681,808      5,988,767      7,802,357      2,872,606     71,428,947
  Transfer of assets                                                                        581,692
                             ----------     ----------     ----------     ----------     ----------

End of year                 $19,264,973     $8,032,385    $12,617,598     $3,563,138    $90,518,758
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------


NET ASSETS BY FUND AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1996

                                 FHS          GLOBAL         FIXED                       RETIREMENT
                                STOCK         GROWTH         INCOME        BALANCED     PRESERVATION
                                FUND           FUND           FUND           FUND           FUND
                             ----------     ----------     ----------     ----------     ----------
Investments, at fair value:
  Interest bearing cash        $389,775       $615,286       $111,899       $279,063       $891,829
Common stock:
    Foundation Health
       Systems, Inc.          6,817,455
    Other                                                                  7,549,178
  United States government
    securities                                              4,740,292        719,899
  Corporate bonds                                                            845,924
  Mutual funds                              11,432,093                                    7,566,414
  Loans to participants
                             ----------     ----------     ----------     ----------     ----------

    Total investments         7,207,230     12,047,379      4,852,191      9,394,064      8,458,243
                             ----------     ----------     ----------     ----------     ----------

Contributions receivable:
  Employer                       16,175         29,211         12,061         23,528         19,050
  Employee                       48,740         88,021         36,343         70,897         57,403
                             ----------     ----------     ----------     ----------     ----------
                                 64,915        117,232         48,404         94,425         76,453
                             ----------     ----------     ----------     ----------     ----------

    Total assets              7,272,145     12,164,611      4,900,595      9,488,489      8,534,696
                             ----------     ----------     ----------     ----------     ----------

Forfeitures payable              47,601         79,569         32,047         62,046         55,864
                             ----------     ----------     ----------     ----------     ----------

    Total liabilities            47,601         79,569         32,047         62,046         55,864
                             ----------     ----------     ----------     ----------     ----------

Net assets available for
  plan benefits              $7,224,544    $12,085,042     $4,868,548     $9,426,443     $8,478,832
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------


                               EQUITY      INTERNATIONAL     EQUITY
                               GROWTH         EQUITY         GROWTH        LOANS TO
                                FUND           FUND         FUND - #2    PARTICIPANTS      TOTAL
                             ----------     ----------     ----------     ----------     ----------
Investments, at fair value:
  Interest bearing cash        $361,606       $563,405     $1,067,936                    $4,280,799
Common stock:
    Foundation Health
       Systems, Inc.                                                                      6,817,455
    Other                    12,278,647                     6,710,072                    26,537,897
  United States government
    securities                                                                            5,460,191
  Corporate bonds                                                                           845,924
  Mutual funds                               5,407,882                                   24,406,389
  Loans to participants                                                   $2,872,606      2,872,606
                             ----------     ----------     ----------     ----------     ----------

    Total investments        12,640,253      5,971,287      7,778,008      2,872,606     71,221,261
                             ----------     ----------     ----------     ----------     ----------

Contributions receivable:
  Employer                       31,156         14,182         18,867                       164,230
  Employee                       93,884         42,736         56,853                       494,877
                             ----------     ----------     ----------     ----------     ----------
                                125,040         56,918         75,720                       659,107
                             ----------     ----------     ----------     ----------     ----------

    Total assets             12,765,293      6,028,205      7,853,728      2,872,606     71,880,368
                             ----------     ----------     ----------     ----------     ----------

Forfeitures payable              83,485         39,438         51,371                       451,421
                             ----------     ----------     ----------     ----------     ----------

    Total liabilities            83,485         39,438         51,371                       451,421
                             ----------     ----------     ----------     ----------     ----------

Net assets available for
  plan benefits             $12,681,808     $5,988,767     $7,802,357     $2,872,606    $71,428,947
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------

CHANGES IN NET ASSETS BY FUND AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1996

                                 FHS          GLOBAL         FIXED                       RETIREMENT
                                STOCK         GROWTH         INCOME        BALANCED     PRESERVATION
                                FUND           FUND           FUND           FUND           FUND
                             ----------     ----------     ----------     ----------     ----------
Additions:
  Contributions:
    Employee                 $1,959,133     $2,182,182     $1,192,774     $2,343,835     $1,124,387
    Employer                    578,913        645,508        324,807        609,420        217,765
  Investment income               6,124      1,116,762        296,945        206,312        365,465
  Net appreciation
    (depreciation) in
    fair value of
    investments              (2,552,633)       397,928       (226,142)       788,033       (102,840)
                             ----------     ----------     ----------     ----------     ----------
                                 (8,463)     4,342,380      1,588,384      3,947,600      1,604,777
Deductions:
  Benefits paid to
    participants             (1,393,499)    (1,265,198)      (617,732)    (1,100,888)      (693,355)

Interfund transfers            (553,080)      (242,165)      (137,982)       175,564     (1,761,619)
                             ----------     ----------     ----------     ----------     ----------

Net increase (decrease)
  in plan assets             (1,955,042)     2,835,017        832,670      3,022,276       (850,197)

Net assets available for
  plan benefits:

  Beginning of year           9,179,586      9,250,025      4,035,878      6,404,167      6,692,467
  Transfer of assets                                                                      2,636,562
                             ----------     ----------     ----------     ----------     ----------

End of year                  $7,224,544    $12,085,042     $4,868,548     $9,426,443     $8,478,832
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------





                               EQUITY      INTERNATIONAL     EQUITY
                               GROWTH         EQUITY         GROWTH        LOANS TO
                                FUND           FUND         FUND - #2    PARTICIPANTS      TOTAL
                             ----------     ----------     ----------     ----------     ----------
Additions:
  Contributions:
    Employee                 $3,041,780     $1,960,516     $2,615,119                   $16,419,726
    Employer                    773,214        505,032        623,001                     4,277,660
  Investment income             124,539        236,750        143,972       $205,454      2,702,323
  Net appreciation
    (depreciation) in
    fair value of
    investments               2,155,184        496,854        807,332                     1,763,716
                             ----------     ----------     ----------     ----------     ----------
                              6,094,717      3,199,152      4,189,424        205,454     25,163,425
Deductions:
  Benefits paid to
    participants             (1,242,201)      (769,237)      (746,967)      (312,885)    (8,141,962)

Interfund transfers             686,074         75,222        668,041      1,089,945
                             ----------     ----------     ----------     ----------     ----------

Net increase (decrease)
  in plan assets              5,538,590      2,505,137      4,110,498        982,514     17,021,463

Net assets available for
  plan benefits:

  Beginning of year           7,143,218      3,483,630      3,691,859      1,890,092     51,770,922
  Transfer of assets                                                                      2,636,562
                             ----------     ----------     ----------     ----------     ----------

End of year                 $12,681,808     $5,988,767     $7,802,357     $2,872,606    $71,428,947
                             ----------     ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------     ----------


                                SUPPLEMENTAL SCHEDULES

                            FOUNDATION HEALTH CORPORATION
                            PROFIT SHARING AND 401(K) PLAN

              ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                  DECEMBER 31, 1997

                                                                   CURRENT
    DESCRIPTION                                      COST           VALUE

Interest bearing cash                            $ 5,419,425    $ 5,419,425

Common stock:
  Foundation Health Systems, Inc.                  7,087,958      6,074,873
  Other                                           26,668,727     40,144,385

United states government securities                7,292,588      7,344,788

Corporate bonds                                      266,852        267,201

Mutual funds                                      21,225,268     27,572,314

Loans to participants                              3,563,138      3,563,138


                            FOUNDATION HEALTH CORPORATION
                            PROFIT SHARING AND 401(K) PLAN

                    ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                             YEAR ENDED DECEMBER 31, 1997


                                                      CURRENT VALUE
                                               --------------------------
                                                  PURCHASE       SALES           COST OF
IDENTITY OF FUND  DESCRIPTION OF ASSETS             PRICE        PRICE         ASSETS SOLD
SERIES OF TRANSACTIONS

Equity Growth     ML Cash Management Account
Investment Fund   Money Fund                      $9,944,177    $8,723,629      $8,723,629

Fixed Income      ML Cash Management Account
Investment Fund   Money Fund                       6,272,297     5,985,441       5,985,441

Balanced          ML Cash Management Account
Investment Fund   Money Fund                       4,793,718     4,700,485       4,700,485

Retirement
Preservation
Trust Fund*       Merrill Lynch Retirement
                  Preservation Trust               4,021,913     5,061,155       5,061,155

Retirement        ML Cash Management Account
Preservation      Money Fund
Trust Fund                                         4,956,884     5,603,644       5,603,644

Global Growth*    Merrill Lynch Global
Investment Fund   Allocation Fund - Class A        5,092,061

Global Growth     ML Cash Management Account
Investment Fund   Money Fund                       4,493,968     4,535,296       4,535,296

Equity Growth II  ML Cash Management Account
Investment Fund   Money Fund                       6,179,689     6,261,413       6,261,413



*Party-in-interest

                                      SIGNATURES


   THE PLAN. Pursuant to the requirements of the Securities and Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FOUNDATION HEALTH CORPORATION
                                        PROFIT SHARING AND 401(k) PLAN



        June 26, 1998                   /s/ Steven P. Erwin
     --------------------               ---------------------------
            Date                        Steven P. Erwin
                                        Executive Vice President and
                                        Chief Financial Officer of
                                        Foundation Health Systems, Inc.